UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 31, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced that David C. Yeomans, Ph.D., presented data from clinical and nonclinical studies in an oral presentation at the 16th Annual Headache Cooperative of the Pacific Winter Conference on January 27, 2023 (the “Presentation”). A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference. The Presentation, which may contain nonpublic information, is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On January 31, 2023, the Company announced that Dr. Yeomans presented data from the Presentation, entitled “Primary vs Secondary Sex Hormones and Migraine,” which includes research sponsored by the Company and demonstrates that magnesium (Mg++) potentiates the analgesic effects of oxytocin, and includes new preliminary data from a Positron Emission Tomography (“PET”) study in human volunteers dosed with a proprietary nitrogen-13 (13N) radioisotope of oxytocin formulated with Mg++. A signal was observed in the trigeminal ganglia, indicating that intranasal oxytocin plus Mg++ delivers oxytocin to the trigeminal ganglia, which have known roles in migraine headache. These studies were a collaboration with Aarhus University and the principal investigator, Michael Winterdahl, PhD.

In addition to the PET study, the presentation includes data collected from isolated human trigeminal ganglia neurons in vitro, which demonstrates oxytocin receptor co-expressed with calcitonin gene-related peptide (“CGRP”). The results of these studies, which were performed by Vimala Bharadwaj, PhD, are believed to represent the first observation of oxytocin receptors in human tissue rather than in an animal model. The cytokine IL-6 functionally upregulated expression of human trigeminal oxytocin receptors in vitro, similar to what has been shown previously in rats, in which oxytocin has been shown to functionally inhibit electrically evoked activity of trigeminal neurons. The Presentation highlights data which suggest a sex difference in oxytocin potency, and indicates that oxytocin is more potent in inhibiting trigeminal ganglion neuronal excitability in female rats compared to males. The data demonstrates that treating male rats with estrogen for four days increased the responsiveness of their isolated trigeminal ganglia to oxytocin in vitro such that they showed a similar level of responsiveness to oxytocin as female trigeminal ganglia. The Company believes these findings have potential dosing implications in humans who suffer from chronic migraine.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 99.02 104	Press release of the Company, dated January 31, 2023 Primary vs Secondary Sex Hormones and Migraine Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: January 31, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer